UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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INTERGRAPH CORPORATION

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THE FOLLOWING Q&A IS TO BE UTILIZED FOR COMMUNICATIONS WITH CUSTOMERS AND PARTNERS IN CONNECTION WITH THE MERGER.
Customer/Partner FAQ
This FAQ document is intended to serve as a basic outline for communicating the acquisition by the investor group led by Hellman & Friedman LLC and Texas Pacific Group in a clear and consistent manner to our customers. The purpose of this document is not intended to answer all possible questions, but rather is a basic outline of options to help us prepare, organize and communicate clearly and consistently.
What does today’s announcement mean?
The investor group led by Hellman & Friedman (“H&F”) and the Texas Pacific Group (“TPG”) has agreed to acquire Intergraph Corporation. Intergraph’s Board of Directors unanimously supports and believes the transaction is fair and in the best interests of its shareholders. The acquisition will be an all cash deal in which $44.00 per share will be paid at closing. If this transaction is completed, Intergraph will become a privately-owned company.
When will the transaction close? What happens between now and close?
We anticipate that the transaction will close sometime in the next three to four months. Over the next few months there will be a shareholder vote to approve the transaction. All Intergraph employees who hold stock will be entitled to vote on the transaction and receive cash consideration for their stock or option holdings. There are also possible regulatory reviews. However, none are expected to cause a material delay to closing.
Between now and final closing nothing will change from a business standpoint. It will be business as usual.
Why did the Board of Directors endorse this transaction?
This transaction represents the culmination of a thorough review of our standalone plan and strategic alternatives. After careful analysis, our Board of Directors concluded that the current course of action best positions Intergraph for the future. The Board believes this transaction is in the best interests of our shareholders and underscores the significant operational and financial improvements Intergraph has made over the past three years.
We are very pleased to have leading global private equity firms as investors who will allow us to continue our mission of being a customer-driven and performance-oriented company. This transaction accelerates Intergraph business transformation and provides additional capital resources to support growth.
Was the business in trouble? Did any one event trigger the acquisition by H&F and TPG?
No. Our 2005 operating income represented a compound annual growth rate (CAGR) of greater than 50%. Intergraph also more than doubled operating margin during the same time period. We continued this operating momentum in the first half of 2006. The initiatives we announced today are measures to prepare our company for future growth.
The private markets provide us with a greater degree of freedom and flexibility to build a growth oriented future for our Company, and further execute on our Strategic Plan. We are very pleased to have an experienced group of investors who will allow us to continue our mission of being a customer-driven and performance-oriented company.
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Will the current management team remain in place after the transaction closes?
H&F and TPG are very excited to support and work with the company’s current management team and do not expect any significant changes.
What happens to SG&I and PP&M? Will there be a restructuring prior to the close of the transaction?
We do not anticipate any significant restructurings at this time. We believe our structure allows us to deploy people and capital in a manner that best drives our business forward, providing the greatest value for our customers, employees and partners.
How does today’s announcement affect me?
We believe this partnership provides us a greater degree of freedom and flexibility to build a growth oriented future for our Company and deploy capital and resources in a manner that best drives our business forward, providing the greatest value for our customers, employees and partners.
How will customers benefit from the acquisition?
Post the transaction, Intergraph’s corporate mission, initiates & deduction tour customers & partners will remain the same. However, we expect our focus on our industry segments & our ability to grow our Company expeditiously to be enhanced.
What products will be most affected by the acquisition? Will you continue to support and maintain current products?
This transaction has no impact on the product roadmap. We will continue to invest in the products and services that deliver greatest value to our customers. H&F and TPG are acquiring Intergraph because they believe in the industry and the company and are committed to ensuring that Intergraph continues to grow while maintaining a high level of customer service. Through a great deal of time spent with Intergraph’s senior management team in connection with their diligence review of the company, H&F and TPG share Intergraph’s vision of the future to appreciate and support the company’s product vision and roadmap.
Will my account executive be the same after the acquisition?
We expect that your Intergraph account executive will remain the same.
Where can I find out more information about the acquisition?
If you have any further questions, please our visit our website at www.intergraph.com, for additional information.
Important Additional Information will be Filed with the SEC
In connection with the proposed merger, Intergraph will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Intergraph at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free
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from Intergraph by directing such request to Intergraph, Attention: Investor Relations, telephone: 1-256-730-2701.
Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph’s participants, which may be different from those of Intergraph’s stockholders generally, in the solicitation is set forth in Intergraph’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
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